Exhibit 10.58

Limited WAIVER AND CONSENT

This LIMITED WAIVER AND CONSENT (this “Limited Waiver and Consent”) is made and entered into as of [ ], 2022 by and between Marizyme, Inc., a Nevada corporation (the “Company”) and [ ], an entity (the “Investor”).

WHEREAS, the Investor holds that certain [10% Secured Convertible Promissory Note], dated as of [ ], issued by the Company to the Investor, [and] that certain [Class C Common Stock Purchase Warrant], dated as of [ ], issued by the Company to the Investor (collectively, the “Securities”).

WHEREAS, the Securities contain certain conversion or exercise provisions providing for the issuance of shares of common stock of the Company to the Investor upon the occurrence of certain conditions under the Securities.

WHEREAS, the Company and the Investor desire to waive and consent to the deferral of all obligations of the Company pursuant to or relating to such conversion or exercise provisions until an increase in the number of the authorized shares of common stock provided under the Company’s Articles of Incorporation is approved at the Company’s next shareholder meeting, so as to provide sufficient authorized shares of common stock in order to allow the Company to meet its obligations under the Securities as well as its other capital-raising needs.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions; Transaction Documents. This Limited Waiver and Consent shall constitute a waiver and consent for all purposes of the Securities.

2. Confirmation of Waiver and Consent. The Investor hereby waives and consents to the deferral of all obligations of the Company pursuant to or relating to any and all conversion or exercise provisions providing for the issuance of shares of common stock of the Company to the Investor upon the occurrence of certain conditions under the Securities and expressly hereby agrees not to so exercise or convert the Securities until December 31, 2022, or if earlier to occur, upon the approval of an increase in the number of the authorized shares of common stock provided under the Company’s Articles of Incorporation by the Company’s shareholders by majority written consent or via shareholder vote at the Company’s next shareholder meeting and the implementation of such increase, which shall occur as soon as practicable after such shareholder approval.

3. Conditions to Effectiveness of Waiver. This Limited Waiver and Consent shall become effective upon receipt by the Company and the Investor of counterpart signatures to this Limited Waiver and Consent duly executed and delivered by the Company and the Investor.

4. No Implied Consent or Waiver. Except as expressly set forth in this Limited Waiver and Consent, this Limited Waiver and Consent shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of the Investor under the Securities, or alter, modify, amend or in any way affect any of the terms, obligations or covenants contained in the Securities, all of which shall continue in full force and effect. Nothing in this Limited Waiver and Consent shall be construed to imply any willingness on the part of the Investor to agree to or grant any similar or future amendment, consent or waiver of any of the terms and conditions of the Securities.

5. Counterparts. This Limited Waiver and Consent may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page of this Limited Waiver and Consent by e-mail (e.g., “pdf” or “tiff”) or fax transmission shall be effective as delivery of a manually executed counterpart of this Limited Waiver and Consent.

6. Governing Law. THIS LIMITED WAIVER AND CONSENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS MADE AND TO BE PREPARED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Limited Waiver and Consent to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

MARIZYME, INC.

By:
Name:	David Barthel
Title:	Chief Executive Officer

[NAME OF INVESTOR]

By:
Name:
Title: